                                                                  Exhibit 14



Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form N-6 No. 333-107461) and the related Statement of Additional Information appearing therein and pertaining to the LLANY Separate Account S for Flexible Premium Variable Life Insurance, which are incorporated by reference into this Post-Effective Amendment No. 1, and to the use therein of our reports dated (a) March 27, 2003, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 3, 2003, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance.


                                                 /s/ Ernst & Young LLP
                                                 --------------------------

Fort Wayne, Indiana
December 9, 2003